EXHIBIT 99.4

FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR
WITH FORM 10-K

     I, Rodney Schwatken, certify that:

l.     I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the NovaStar Mortgage Funding Trust 2002-3 (the “Trust”);

2.     Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.     Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4.     Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.     The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association (formerly known as First Union National Bank), JPMorgan Chase Bank, NovaStar Mortgage, Inc.

Date: March 31, 2003

NOVASTAR MORTGAGE FUNDING CORPORATION

By: /s/ Rodney Schwatken Name: Rodney Schwatken Title: Treasurer

A-1